Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "WOLVERINE JOINING TECHNOLOGIES, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF SEPTEMBER, A.D. 2002, AT 3 O'CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FIRST DAY OF OCTOBER, A.D. 2002, AT 9 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, "WOLVERINE JOINING TECHNOLOGIES, LLC".

3570981 8100H

090355069

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 7241047

DATE: 04-13-09

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 09/19/2002
020585307 - 3570981

CERTIFICATE OF FORMATION

OF

WOLVERINE JOINING TECHNOLOGIES, LLC

The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

FIRST: The name of the limited liability company (the "LLC") formed hereby is "Wolverine Joining Technologies, LLC".

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 19TH, 2002.

Allen E. Dillard
Allen E. Dillard
Authorized Person

597932.1

WOLVERINE JOINING TECHNOLOGIES, INC.

September 19, 2002

State of Delaware
Secretary of State
Division of Corporations
John G. Townsend Building
Federal & Duke of York Street
Dover, Delaware 19801

Re: Consent to Use of Corporate Name of Wolverine Joining Technologies, LLC

Dear Sir or Madame:

I, the undersigned, being authorized as an officer of Wolverine Joining Technologies, Inc., a Delaware corporation, do hereby give my consent to your office to allow the use of the following corporate name for the use described below:

WOLVERINE JOINING TECHNOLOGIES, LLC

The name of the limited liability company is being requested for use of forming a new entity in which the corporation, Wolverine Joining Technologies, Inc., will be merged with and into Wolverine Joining Technologies, LLC shortly following formation.

WOLVERINE JOINING TECHNOLOGIES, INC.

Name: Johann R. Manning, Jr.
Title: Secretary & Treasurer

** TOTAL PAGE.06 **

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/01/2002
020607463 - 3570981

CERTIFICATE OF MERGER

OF

WOLVERINE JOINING TECHNOLOGIES, INC.,
a Delaware corporation

WITH AND INTO

WOLVERINE JOINING TECHNOLOGIES, LLC,
a Delaware limited liability company

Pursuant to the provisions of Section 264 of the Delaware General Corporation Law, Wolverine Joining Technologies, Inc., a Delaware corporation (the "Corporation"), and Wolverine Joining Technologies, LLC, a Delaware limited liability company (the "Company"), hereby adopt the following Certificate of Merger for the purpose of merging the Corporation with and into the Company whereby the Company will be the surviving entity:

FIRST: An Agreement and Plan of Merger ("Agreement of Merger") was approved, adopted, certified and executed by the Corporation in accordance with the Delaware General Corporation Law and by the Company in accordance with its Company Agreement, the Delaware Limited Liability Company Act and the Delaware Business Entities Conversion and Merger Act.

SECOND: The name of the surviving business entity is Wolverine Joining Technologies, LLC (the "Surviving Entity").

THIRD: The merger of the entities shall be effective as of October 1, 2002.

FOURTH: The executed Agreement of Merger is on file at the principal place of business of the Company at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801. A copy of the Agreement of Merger will be furnished by the Company on request and without cost to any stockholder of the Corporation or to any member of the Surviving Entity.

Dated as of September 30, 2002.

WOLVERINE JOINING
TECHNOLOGIES, LLC

Name: James E. Deasord
Title: Vice President

598267.1